Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS SECOND QUARTER RESULTS

SOUDERTON, Pa., July 23, 2025 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended June 30, 2025 of $20.0 million, or $0.69 diluted earnings per share, compared to net income of $18.1 million, or $0.62 diluted earnings per share, for the quarter ended June 30, 2024.

Loans
Gross loans and leases decreased $31.9 million, or 0.5% (2.0% annualized), from March 31, 2025 and $25.4 million, or 0.4% (0.8% annualized), from December 31, 2024 primarily due to decreases in commercial real estate, residential mortgage loans and lease financings, partially offset by increases in commercial, construction and home equity loans. Gross loans and leases increased $116.3 million, or 1.7%, from June 30, 2024, primarily due to increases in commercial real estate, residential mortgage and home equity loans, partially offset by decreases in commercial and construction loans and lease financings.

Deposits and Liquidity
Total deposits decreased $75.8 million, or 1.1% (4.4% annualized), from March 31, 2025, primarily due to seasonal decreases in public funds deposits and decreases in consumer and brokered deposits, partially offset by an increase in commercial deposits. Excluding decreases of $105.9 million in seasonal public funds deposits and $47.5 million in brokered deposits, deposits increased by $77.5 million during the quarter. Total deposits decreased $176.6 million, or 2.6% (5.2% annualized), from December 31, 2024, due to decreases in consumer and public funds deposits, partially offset by increases in commercial and brokered deposits. Total deposits increased $87.3 million, or 1.3%, from June 30, 2024, due to increases in commercial and public funds deposits, partially offset by decreases in consumer and brokered deposits.

Noninterest-bearing deposits totaled $1.5 billion and represented 22.2% of total deposits at June 30, 2025, compared to $1.4 billion representing 21.5% of total deposits at March 31, 2025. Unprotected deposits, which excludes insured, internal, and collateralized deposit accounts, totaled $1.5 billion at June 30, 2025 and March 31, 2025. This represented 23.0% of total deposits at June 30, 2025, compared to 21.9% at March 31, 2025.

As of June 30, 2025, the Corporation and its subsidiaries reported cash and cash equivalents totaling $160.4 million and had committed borrowing capacity of $3.6 billion, of which $2.3 billion was available. The Corporation and its subsidiaries also maintained uncommitted funding sources from correspondent banks of $469.0 million at June 30, 2025. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $59.5 million for the second quarter of 2025 increased $8.5 million, or 16.7%, from the second quarter of 2024 and $2.8 million, or 4.9%, from the first quarter of 2025. The increase in net interest income for the second quarter of 2025 compared to the second quarter of 2024 was driven by higher average balances of loans and higher yields on interest earning assets, as well as a reduction in our overall cost of funds. The increase in net interest income for the second quarter of 2025 compared to the first quarter of 2025 was primarily driven by higher yields on interest earning assets and lower average balances of interest-bearing liabilities and related costs.

Net interest margin, on a tax-equivalent basis, was 3.20% for the second quarter of 2025, compared to 3.09% for the first quarter of 2025 and 2.84% for the second quarter of 2024. Excess liquidity reduced net interest margin by approximately four basis points for the quarter ended June 30, 2025 compared to approximately three basis points for the quarter ended March 31, 2025 and approximately two basis points for the quarter ended June 30, 2024. Excluding the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, would have been 3.24% for the quarter ended June 30, 2025 compared to 3.12% for the first quarter of 2025 and 2.86% for the second quarter of 2024.

Noninterest Income
Noninterest income for the quarter ended June 30, 2025 was $21.5 million, an increase of $521 thousand, or 2.5%, from the comparable period in the prior year.

Other income increased $491 thousand, or 65.9%, for the quarter ended June 30, 2025 compared to the comparable period in the prior year, primarily due to an increase of $299 thousand in gains on sale of Small Business Administration loans.

Service charges on deposit accounts increased $276 thousand, or 13.9%, for the quarter ended June 30, 2025 compared to the comparable period in the prior year, primarily due to an increase in treasury management income.

Investment advisory commission and fee income increased $222 thousand, or 4.2%, for the quarter ended June 30, 2025 compared to the comparable period in the prior year, primarily due to new customer relationships and appreciation of assets under management and supervision.

Net gain on mortgage banking activities decreased $729 thousand, or 42.6%, for the quarter ended June 30, 2025 compared to the comparable period in the prior year, primarily due to decreased salable volume.

Noninterest Expense
Noninterest expense for the quarter ended June 30, 2025 was $50.3 million, an increase of $1.6 million, or 3.3%, from the comparable period in the prior year.

Salaries, benefits and commissions increased $1.3 million, or 4.5%, for the quarter ended June 30, 2025 compared to the comparable period in the prior year, due to increases in salary and medical claims expense. Additionally, variable compensation increased due to increased profitability.

Tax Provision
The effective income tax rate was 20.1% for the quarter ended June 30, 2025, compared to an effective tax rate of 19.9% for the quarter ended June 30, 2024. The effective tax rates for the three months ended June 30, 2025 and 2024 were favorably impacted by proceeds of BOLI death benefits received in both periods. Excluding the BOLI death benefits, the effective tax rate was 20.2% for the three months ended June 30, 2025 compared to 20.0% for the three months ended June 30, 2024.

Asset Quality and Provision for Credit Losses
Nonperforming assets totaled $50.6 million at June 30, 2025, $34.0 million at March 31, 2025, and $36.6 million at June 30, 2024. During the quarter, a $23.7 million commercial loan relationship was placed on nonaccrual status due to, among other things, suspected fraud. Subsequent to the relationship being placed on nonaccrual status, a $7.3 million charge-off was recognized during the quarter. The remaining $16.4 million carrying value is supported by the appraised value of real estate collateral.

Net loan and lease charge-offs were $7.8 million for the three months ended June 30, 2025 compared to $1.7 million and $809 thousand for the three months ended March 31, 2025 and June 30, 2024, respectively. The increase in charge-offs for the quarter compared to the prior periods was due to the previously discussed $7.3 million charge-off associated with a nonaccrual commercial loan relationship.

The provision for credit losses was $5.7 million for the three months ended June 30, 2025 compared to $2.3 million and $707 thousand for the three months ended March 31, 2025 and June 30, 2024, respectively. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at June 30, 2025, March 31, 2025, and June 30, 2024.

Dividend and Share Repurchases
On July 23, 2025, Univest declared a quarterly cash dividend of $0.22 per share to be paid on August 20, 2025 to shareholders of record as of August 6, 2025. During the quarter ended June 30, 2025, the Corporation repurchased 172,757 shares of common stock at an average price of $28.45 per share. Including brokerage fees and excise tax, the average price per share was $28.77. As of June 30, 2025, 1,005,637 shares are available for repurchase under the Share Repurchase Plan.

Conference Call
Univest will host a conference call to discuss second quarter 2025 results on Thursday, July 24, 2025 at 9:00 a.m. EDT. Participants may preregister at https://www.netroadshow.com/events/login?show=d55d5140&confId=85192. The general public can access the call by dialing 1-833-470-1428; using Access Code 747843. A replay of the conference call will be available through July 31, 2025 by dialing 1-866-813-9403; using Access Code 563521.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $7.9 billion in assets and $5.4 billion in assets under management and supervision through its Wealth Management lines of business at June 30, 2025. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition and demand for financial services in our market area; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs and higher costs we pay to retain and attract deposits; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) fluctuations in real estate values and both residential and commercial real estate market conditions; (5) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (6) our ability to access cost-effective funding; (7) changes in economic conditions nationally and in our market, including potential recessionary conditions and the levels of unemployment in our market area; (8) changes in the economic assumptions or methodology used to calculate our allowance for credit losses; (9) legislative, regulatory, accounting or tax changes; (10) monetary and fiscal policies of the U.S. government, including the policies of the Board of Governors of the Federal Reserve System; (11) the imposition of tariffs or other domestic or international governmental policies and retaliatory responses; (12) the failure to maintain current technologies and to successfully implement future information technology enhancements; (13) technological issues that may adversely affect our operations or those of our customers; (14) a failure or breach in our operational or security systems or infrastructure, including cyberattacks; (15) changes in the securities markets; (16) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (17) our ability to enter into new markets successfully and capitalize on growth opportunities; (18) changes in investor sentiment or consumer spending or savings behavior; and/or (19) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2025
(Dollars in thousands)

Balance Sheet (Period End)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
ASSETS
Cash and due from banks	$76,624	$73,319	$75,998	$78,346	$66,808
Interest-earning deposits with other banks	83,741	95,815	252,846	426,354	124,103
Cash and cash equivalents	160,365	169,134	328,844	504,700	190,911
Investment securities held-to-maturity	128,455	130,889	134,111	137,681	140,112
Investment securities available for sale, net of allowance for credit losses	366,421	364,503	357,361	354,100	342,776
Investments in equity securities	1,801	1,667	2,506	2,406	2,995
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	36,482	35,732	38,980	40,235	37,438
Loans held for sale	17,774	13,150	16,653	17,131	28,176
Loans and leases held for investment	6,801,185	6,833,037	6,826,583	6,730,734	6,684,837
Less: Allowance for credit losses, loans and leases	(86,989)	(87,790)	(87,091)	(86,041)	(85,745)
Net loans and leases held for investment	6,714,196	6,745,247	6,739,492	6,644,693	6,599,092
Premises and equipment, net	47,140	47,175	46,671	47,411	48,174
Operating lease right-of-use assets	27,278	27,182	28,531	29,260	29,985
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	7,967	8,061	8,309	7,158	7,701
Bank owned life insurance	140,086	139,482	139,351	138,744	137,823
Accrued interest and other assets	115,581	117,435	112,098	106,708	114,753
Total assets	$7,939,056	$7,975,167	$8,128,417	$8,205,737	$7,855,446

LIABILITIES
Noninterest-bearing deposits	$1,461,189	$1,433,995	$1,414,635	$1,323,953	$1,397,308
Interest-bearing deposits:	5,121,471	5,224,503	5,344,624	5,530,195	5,098,014
Total deposits	6,582,660	6,658,498	6,759,259	6,854,148	6,495,322
Short-term borrowings	6,271	4,031	11,181	8,256	11,781
Long-term debt	200,000	175,000	225,000	225,000	250,000
Subordinated notes	149,511	149,386	149,261	149,136	149,011
Operating lease liabilities	30,106	30,062	31,485	32,246	33,015
Accrued expenses and other liabilities	53,775	54,718	64,930	59,880	62,180
Total liabilities	7,022,323	7,071,695	7,241,116	7,328,666	7,001,309

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	301,640	300,634	302,829	301,262	300,166
Retained earnings	555,403	541,776	525,780	512,938	500,482
Accumulated other comprehensive loss, net of tax benefit	(34,969)	(37,922)	(43,992)	(41,623)	(54,124)
Treasury stock, at cost	(63,125)	(58,800)	(55,100)	(53,290)	(50,171)
Total shareholders’ equity	916,733	903,472	887,301	877,071	854,137
Total liabilities and shareholders’ equity	$7,939,056	$7,975,167	$8,128,417	$8,205,737	$7,855,446

	For the three months ended,					For the six months ended,
Balance Sheet (Average)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Assets	$7,979,475	$7,981,043	$8,163,347	$8,005,265	$7,721,540	$7,980,254	$7,709,058
Investment securities, net of allowance for credit losses	497,214	500,078	500,748	493,334	493,140	498,638	497,061
Loans and leases, gross	6,846,938	6,856,503	6,758,649	6,730,791	6,640,536	6,851,694	6,608,950
Deposits	6,633,250	6,617,653	6,804,483	6,641,324	6,353,752	6,625,494	6,328,804
Shareholders' equity	908,536	896,811	880,237	864,406	844,572	902,706	843,559

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
June 30, 2025
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Commercial, financial and agricultural	$1,052,246	$1,034,361	$1,037,835	$1,044,043	$1,055,332
Real estate-commercial	3,485,615	3,546,402	3,530,451	3,442,083	3,373,889
Real estate-construction	302,424	281,785	274,483	285,616	313,229
Real estate-residential secured for business purpose	535,210	536,082	536,095	530,674	532,628
Real estate-residential secured for personal purpose	984,166	992,767	994,972	969,562	952,665
Real estate-home equity secured for personal purpose	195,014	189,119	186,836	182,901	179,150
Loans to individuals	14,069	16,930	21,250	26,794	26,430
Lease financings	232,441	235,591	244,661	249,061	251,514
Total loans and leases held for investment, net of deferred income	6,801,185	6,833,037	6,826,583	6,730,734	6,684,837
Less: Allowance for credit losses, loans and leases	(86,989)	(87,790)	(87,091)	(86,041)	(85,745)
Net loans and leases held for investment	$6,714,196	$6,745,247	$6,739,492	$6,644,693	$6,599,092

Asset Quality Data (Period End)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Nonaccrual loans and leases, including nonaccrual loans held for sale	$27,909	$11,126	$12,667	$15,319	$16,200
Accruing loans and leases 90 days or more past due	125	322	321	310	205
Total nonperforming loans and leases	28,034	11,448	12,988	15,629	16,405
Other real estate owned	22,471	22,433	20,141	20,915	20,007
Repossessed assets	80	79	76	79	149
Total nonperforming assets	$50,585	$33,960	$33,205	$36,623	$36,561
Nonaccrual loans and leases / Loans and leases held for investment	0.41%	0.16%	0.19%	0.23%	0.24%
Nonperforming loans and leases / Loans and leases held for investment	0.41%	0.17%	0.19%	0.23%	0.25%
Nonperforming assets / Total assets	0.64%	0.43%	0.41%	0.45%	0.47%

Allowance for credit losses, loans and leases	$86,989	$87,790	$87,091	$86,041	$85,745
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.28%	1.28%	1.28%	1.28%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	311.69%	789.05%	687.54%	561.66%	529.29%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	310.30%	766.86%	670.55%	550.52%	522.68%

	For the three months ended,					For the six months ended,
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Net loan and lease charge-offs	$7,807	$1,686	$767	$820	$809	$9,493	$2,215
Net loan and lease charge-offs (annualized)/Average loans and leases	0.46%	0.10%	0.05%	0.05%	0.05%	0.28%	0.07%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2025
(Dollars in thousands, except per share data)
	For the three months ended,					For the six months ended,
For the period:	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Interest income	$105,706	$103,416	$107,476	$106,438	$99,832	$209,122	$198,441
Interest expense	46,165	46,635	52,004	53,234	48,805	92,800	95,947
Net interest income	59,541	56,781	55,472	53,204	51,027	116,322	102,494
Provision for credit losses	5,694	2,311	2,380	1,414	707	8,005	2,139
Net interest income after provision for credit losses	53,847	54,470	53,092	51,790	50,320	108,317	100,355
Noninterest income:
Trust fee income	2,146	2,161	2,265	2,110	2,008	4,307	4,116
Service charges on deposit accounts	2,258	2,194	2,192	2,037	1,982	4,452	3,853
Investment advisory commission and fee income	5,460	5,613	5,457	5,319	5,238	11,073	10,432
Insurance commission and fee income	5,261	6,889	4,743	5,238	5,167	12,150	12,368
Other service fee income	3,147	2,707	3,473	1,815	3,044	5,854	9,459
Bank owned life insurance income	1,012	1,959	1,012	921	1,086	2,971	1,928
Net gain on sales of investment securities	—	—	—	18	—	—	—
Net gain on mortgage banking activities	981	647	1,320	1,296	1,710	1,628	2,649
Other income	1,236	245	868	1,396	745	1,481	1,770
Total noninterest income	21,501	22,415	21,330	20,150	20,980	43,916	46,575
Noninterest expense:
Salaries, benefits and commissions	31,536	30,826	31,518	30,702	30,187	62,362	61,525
Net occupancy	2,739	2,853	2,751	2,723	2,679	5,592	5,551
Equipment	1,043	1,122	1,147	1,107	1,088	2,165	2,199
Data processing	4,408	4,364	4,146	4,154	4,161	8,772	8,656
Professional fees	1,597	1,797	1,669	1,579	1,466	3,394	3,154
Marketing and advertising	498	353	552	490	715	851	1,131
Deposit insurance premiums	1,074	1,151	1,102	1,097	1,098	2,225	2,233
Intangible expenses	131	130	155	164	188	261	375
Other expense	7,306	6,732	7,618	6,536	7,126	14,038	13,958
Total noninterest expense	50,332	49,328	50,658	48,552	48,708	99,660	98,782
Income before taxes	25,016	27,557	23,764	23,388	22,592	52,573	48,148
Income tax expense	5,038	5,162	4,823	4,810	4,485	10,200	9,736
Net income	$19,978	$22,395	$18,941	$18,578	$18,107	$42,373	$38,412
Net income per share:
Basic	$0.69	$0.77	$0.65	$0.64	$0.62	$1.46	$1.31
Diluted	$0.69	$0.77	$0.65	$0.63	$0.62	$1.45	$1.30
Dividends declared per share	$0.22	$0.21	$0.21	$0.21	$0.21	$0.43	$0.42
Weighted average shares outstanding	28,859,348	29,000,567	29,070,039	29,132,948	29,246,977	28,929,123	29,330,488
Period end shares outstanding	28,810,805	28,962,648	29,045,877	29,081,108	29,190,640	28,810,805	29,190,640

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2025

	For the three months ended,					For the six months ended,
Profitability Ratios (annualized)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Return on average assets	1.00%	1.14%	0.92%	0.92%	0.94%	1.07%	1.00%
Return on average shareholders' equity	8.82%	10.13%	8.56%	8.55%	8.62%	9.47%	9.16%
Return on average tangible common equity (1)(3)	11.02%	12.69%	10.79%	10.84%	11.01%	11.84%	11.69%
Net interest margin (FTE)	3.20%	3.09%	2.88%	2.82%	2.84%	3.14%	2.86%
Efficiency ratio (2)	61.6%	61.6%	65.5%	65.7%	67.1%	61.6%	65.8%

Capitalization Ratios
Dividends declared to net income	31.8%	27.2%	32.2%	33.0%	33.9%	29.4%	32.1%
Shareholders' equity to assets (Period End)	11.55%	11.33%	10.92%	10.69%	10.87%	11.55%	10.87%
Tangible common equity to tangible assets (1)	9.52%	9.31%	8.92%	8.71%	8.81%	9.52%	8.81%
Common equity book value per share	$31.82	$31.19	$30.55	$30.16	$29.26	$31.82	$29.26
Tangible common equity book value per share (1)	$25.66	$25.06	$24.43	$24.05	$23.17	$25.66	$23.17

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.94%	9.80%	9.51%	9.53%	9.74%	9.94%	9.74%
Common equity tier 1 risk-based capital ratio	11.19%	10.97%	10.85%	10.88%	10.72%	11.19%	10.72%
Tier 1 risk-based capital ratio	11.19%	10.97%	10.85%	10.88%	10.72%	11.19%	10.72%
Total risk-based capital ratio	14.58%	14.35%	14.19%	14.27%	14.09%	14.58%	14.09%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	June 30, 2025			March 31, 2025
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$131,391	$1,371	4.19%	$119,997	$1,360	4.60%
Obligations of state and political subdivisions*	—	—	—	879	4	1.85
Other debt and equity securities	497,214	3,962	3.20	499,199	4,019	3.27
Federal Home Loan Bank, Federal Reserve Bank and other stock	36,711	671	7.33	37,561	687	7.42
Total interest-earning deposits, investments and other interest-earning assets	665,316	6,004	3.62	657,636	6,070	3.74
Commercial, financial, and agricultural loans	1,005,784	17,686	7.05	990,860	17,020	6.97
Real estate—commercial and construction loans	3,692,262	54,165	5.88	3,704,232	52,676	5.77
Real estate—residential loans	1,727,381	21,772	5.06	1,729,146	21,542	5.05
Loans to individuals	15,575	337	8.68	19,438	393	8.20
Tax-exempt loans and leases	228,856	2,966	5.20	230,133	2,861	5.04
Lease financings	177,080	3,192	7.23	182,694	3,240	7.19
Gross loans and leases	6,846,938	100,118	5.86	6,856,503	97,732	5.78
Total interest-earning assets	7,512,254	106,122	5.67	7,514,139	103,802	5.60
Cash and due from banks	55,335			56,690
Allowance for credit losses, loans and leases	(88,127)			(87,822)
Premises and equipment, net	47,299			46,852
Operating lease right-of-use assets	26,948			27,761
Other assets	425,766			423,423
Total assets	$7,979,475			$7,981,043
Liabilities:
Interest-bearing checking deposits	$1,216,909	$7,800	2.57%	$1,222,012	$7,075	2.35%
Money market savings	1,754,428	16,945	3.87	1,840,194	18,035	3.97
Regular savings	700,762	749	0.43	702,543	763	0.44
Time deposits	1,541,008	16,261	4.23	1,476,495	16,106	4.42
Total time and interest-bearing deposits	5,213,107	41,755	3.21	5,241,244	41,979	3.25
Short-term borrowings	5,254	1	0.08	6,909	14	0.82
Long-term debt	200,549	2,128	4.26	217,500	2,361	4.40
Subordinated notes	149,444	2,281	6.12	149,319	2,281	6.20
Total borrowings	355,247	4,410	4.98	373,728	4,656	5.05
Total interest-bearing liabilities	5,568,354	46,165	3.33	5,614,972	46,635	3.37
Noninterest-bearing deposits	1,420,143			1,376,409
Operating lease liabilities	29,802			30,675
Accrued expenses and other liabilities	52,640			62,176
Total liabilities	7,070,939			7,084,232
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,988,497		2.65	6,991,381		2.71
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	301,016			302,653
Retained earnings and other equity	449,736			436,374
Total shareholders' equity	908,536			896,811
Total liabilities and shareholders' equity	$7,979,475			$7,981,043
Net interest income		$59,957			$57,167
Net interest spread			2.34			2.23
Effect of net interest-free funding sources			0.86			0.86
Net interest margin			3.20%			3.09%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.91	%		133.82	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $689 thousand and $554 thousand for the three months ended June 30, 2025 and March 31, 2025, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2025 and March 31, 2025 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended June 30,
Tax Equivalent Basis	2025			2024
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$131,391	$1,371	4.19%	$84,546	$1,108	5.27%
Obligations of state and political subdivisions*	—	—	—	1,269	7	2.22
Other debt and equity securities	497,214	3,962	3.20	491,871	3,741	3.06
Federal Home Loan Bank, Federal Reserve Bank and other stock	36,711	671	7.33	37,286	700	7.55
Total interest-earning deposits, investments and other interest-earning assets	665,316	6,004	3.62	614,972	5,556	3.63
Commercial, financial, and agricultural loans	1,005,784	17,686	7.05	983,615	17,447	7.13
Real estate—commercial and construction loans	3,692,262	54,165	5.88	3,549,206	50,577	5.73
Real estate—residential loans	1,727,381	21,772	5.06	1,660,489	20,413	4.94
Loans to individuals	15,575	337	8.68	26,821	542	8.13
Tax-exempt loans and leases	228,856	2,966	5.20	230,495	2,476	4.32
Lease financings	177,080	3,192	7.23	189,910	3,105	6.58
Gross loans and leases	6,846,938	100,118	5.86	6,640,536	94,560	5.73
Total interest-earning assets	7,512,254	106,122	5.67	7,255,508	100,116	5.55
Cash and due from banks	55,335			56,387
Allowance for credit losses, loans and leases	(88,127)			(86,293)
Premises and equipment, net	47,299			48,725
Operating lease right-of-use assets	26,948			30,344
Other assets	425,766			416,869
Total assets	$7,979,475			$7,721,540
Liabilities:
Interest-bearing checking deposits	$1,216,909	$7,800	2.57%	$1,094,150	$7,311	2.69%
Money market savings	1,754,428	16,945	3.87	1,692,759	19,131	4.55
Regular savings	700,762	749	0.43	759,960	929	0.49
Time deposits	1,541,008	16,261	4.23	1,422,113	16,134	4.56
Total time and interest-bearing deposits	5,213,107	41,755	3.21	4,968,982	43,505	3.52
Short-term borrowings	5,254	1	0.08	29,506	242	2.30
Long-term debt	200,549	2,128	4.26	250,000	2,777	4.47
Subordinated notes	149,444	2,281	6.12	148,943	2,281	6.16
Total borrowings	355,247	4,410	4.98	428,449	5,300	4.98
Total interest-bearing liabilities	5,568,354	46,165	3.33	5,397,431	48,805	3.64
Noninterest-bearing deposits	1,420,143			1,384,770
Operating lease liabilities	29,802			33,382
Accrued expenses and other liabilities	52,640			61,385
Total liabilities	7,070,939			6,876,968
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,988,497		2.65	6,782,201		2.89
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	301,016			299,426
Retained earnings and other equity	449,736			387,362
Total shareholders' equity	908,536			844,572
Total liabilities and shareholders' equity	$7,979,475			$7,721,540
Net interest income		$59,957			$51,311
Net interest spread			2.34			1.91
Effect of net interest-free funding sources			0.86			0.93
Net interest margin			3.20%			2.84%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.91	%		134.43	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $689 thousand and $698 thousand for the three months ended June 30, 2025 and 2024, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2025 and 2024 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Six Months Ended June 30,
Tax Equivalent Basis	2025			2024
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$125,725	$2,731	4.38%	$102,696	$2,717	5.32%
Obligations of state and political subdivisions*	437	4	1.85	1,610	19	2.37
Other debt and equity securities	498,201	7,981	3.23	495,451	7,388	3.00
Federal Home Loan Bank, Federal Reserve Bank and other stock	37,134	1,358	7.37	38,201	1,424	7.50
Total interest-earning deposits, investments and other interest-earning assets	661,497	12,074	3.68	637,958	11,548	3.64
Commercial, financial, and agricultural loans	998,363	34,706	7.01	959,132	33,970	7.12
Real estate—commercial and construction loans	3,698,214	106,841	5.83	3,562,174	101,218	5.71
Real estate—residential loans	1,728,259	43,314	5.05	1,639,339	39,968	4.90
Loans to individuals	17,495	730	8.41	27,068	1,090	8.10
Tax-exempt loans and leases	229,491	5,827	5.12	231,437	4,940	4.29
Lease financings	179,872	6,432	7.21	189,800	6,274	6.65
Gross loans and leases	6,851,694	197,850	5.82	6,608,950	187,460	5.70
Total interest-earning assets	7,513,191	209,924	5.63	7,246,908	199,008	5.52
Cash and due from banks	56,009			55,628
Allowance for credit losses, loans and leases	(87,975)			(86,394)
Premises and equipment, net	47,076			49,659
Operating lease right-of-use assets	27,352			30,733
Other assets	424,601			412,524
Total assets	$7,980,254			$7,709,058
Liabilities:
Interest-bearing checking deposits	$1,219,446	$14,875	2.46%	$1,137,423	$15,529	2.75%
Money market savings	1,797,074	34,980	3.93	1,699,025	38,351	4.54
Regular savings	701,648	1,512	0.43	764,943	1,834	0.48
Time deposits	1,508,930	32,367	4.33	1,330,496	29,764	4.50
Total time and interest-bearing deposits	5,227,098	83,734	3.23	4,931,887	85,478	3.49
Short-term borrowings	6,076	15	0.50	19,816	247	2.51
Long-term debt	208,978	4,489	4.33	271,243	5,660	4.20
Subordinated notes	149,382	4,562	6.16	148,881	4,562	6.16
Total borrowings	364,436	9,066	5.02	439,940	10,469	4.79
Total interest-bearing liabilities	5,591,534	92,800	3.35	5,371,827	95,947	3.59
Noninterest-bearing deposits	1,398,396			1,396,917
Operating lease liabilities	30,236			33,774
Accrued expenses and other liabilities	57,382			62,981
Total liabilities	7,077,548			6,865,499
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,989,930		2.68	6,768,744		2.85
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	301,830			300,052
Retained earnings and other equity	443,092			385,723
Total shareholders' equity	902,706			843,559
Total liabilities and shareholders' equity	$7,980,254			$7,709,058
Net interest income		$117,124			$103,061
Net interest spread			2.28			1.93
Effect of net interest-free funding sources			0.86			0.93
Net interest margin			3.14%			2.86%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.37	%		134.91	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $1.2 million for the six months ended June 30, 2025 and 2024.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the six months ended June 30, 2025 and 2024 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
June 30, 2025

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
CRE - Retail	$453,445	8.4%
Animal Production	401,946	7.5
CRE - Multi-family	360,345	6.7
CRE - 1-4 Family Residential Investment	279,322	5.2
CRE - Office	262,374	4.9
Hotels & Motels (Accommodation)	222,878	4.1
CRE - Industrial / Warehouse	222,234	4.1
Specialty Trade Contractors	197,138	3.7
Nursing and Residential Care Facilities	167,978	3.1
Homebuilding (tract developers, remodelers)	154,166	2.9
Merchant Wholesalers, Durable Goods	140,876	2.6
Repair and Maintenance	135,318	2.5
Motor Vehicle and Parts Dealers	132,852	2.5
Crop Production	113,684	2.1
CRE - Mixed-Use - Residential	113,422	2.1
Wood Product Manufacturing	99,041	1.8
Food Services and Drinking Places	88,822	1.7
Real Estate Lenders, Secondary Market Financing	87,750	1.6
Administrative and Support Services	86,092	1.6
Professional, Scientific, and Technical Services	85,567	1.6
Merchant Wholesalers, Nondurable Goods	81,836	1.5
Private Equity & Special Purpose Entities (except 52592)	76,957	1.4
CRE - Mixed-Use - Commercial	76,067	1.4
Fabricated Metal Product Manufacturing	72,635	1.4
Amusement, Gambling, and Recreation Industries	69,971	1.3
Education	65,839	1.2
Religious Organizations, Advocacy Groups	65,568	1.2
Personal and Laundry Services	63,886	1.2
Miniwarehouse / Self-Storage	63,531	1.2
Food Manufacturing	53,682	1.0
Industries with >$50 million in outstandings	$4,495,222	83.6%
Industries with <$50 million in outstandings	$880,273	16.4%
Total Commercial Loans	$5,375,495	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$984,166
Real Estate-Home Equity Secured for Personal Purpose	195,014
Loans to Individuals	14,069
Lease Financings	232,441
Total Consumer Loans and Lease Financings	$1,425,690

Total	$6,801,185

Univest Financial Corporation
Non-GAAP Reconciliation
June 30, 2025

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the six months ended,
(Dollars in thousands)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Net income	$19,978	$22,395	$18,941	$18,578	$18,107	$42,373	$38,412
Amortization of intangibles, net of tax	103	103	122	130	149	206	296
Net income before amortization of intangibles	$20,081	$22,498	$19,063	$18,708	$18,256	$42,579	$38,708

Shareholders' equity	$916,733	$903,472	$887,301	$877,071	$854,137	$916,733	$854,137
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (a)	(2,040)	(2,104)	(2,263)	(2,147)	(2,157)	(2,040)	(2,157)
Tangible common equity	$739,183	$725,858	$709,528	$699,414	$676,470	$739,183	$676,470

Total assets	$7,939,056	$7,975,167	$8,128,417	$8,205,737	$7,855,446	$7,939,056	$7,855,446
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (a)	(2,040)	(2,104)	(2,263)	(2,147)	(2,157)	(2,040)	(2,157)
Tangible assets	$7,761,506	$7,797,553	$7,950,644	$8,028,080	$7,677,779	$7,761,506	$7,677,779

Average shareholders' equity	$908,536	$896,811	$880,237	$864,406	$844,572	$902,706	$843,559
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (a)	(2,068)	(2,162)	(2,146)	(2,086)	(2,222)	(2,114)	(2,271)
Average tangible common equity	$730,958	$719,139	$702,581	$686,810	$666,840	$725,082	$665,778

(a) Amount does not include mortgage servicing rights